Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-168834, 333-135076, 333-116930, 333-90045, 333-77943, 333-39396 and 333-67692)  of Autobytel Inc. of our report dated March 1, 2012, with respect to the consolidated financial statements and schedule of Autobytel Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.
/s/Ernst & Young LLP
Orange County, California
February 28, 2013